Exhibit 99.1

FOR IMMEDIATE RELEASE:

GWG Holdings, Inc. Announces Second Quarter Financial Results

Minneapolis, MN (August 11, 2015) – GWG Holdings, Inc. (NASDAQ: GWGH) (“GWG” or the “Company”), a specialty finance company and leader in the life insurance secondary market, today announced financial results for the three and six months ending June 30, 2015.

Highlights

GWGH reports the following highlights:

●	Quarterly revenue growth of 56% and 131% compared to the three and six month periods one year ago.

●	Portfolio growth of $51.3 million in face value to over $806 million in face value of policy benefits, net of matured policy benefit payments as of June 30, 2015.

●	Direct policy-sourcing efforts grew significantly, with 28% of the life insurance policies in the Company’s origination pipeline coming from direct sources as of August 3, 2015.

●	Financial professionals approved to source life insurance policies for the Company increased to over 850 as of June 30, 2015.

●	Financial professionals approved to sell the Company’s $1,000,000,000 high yield, non-correlated L Bond Offering increased by 1,700, bringing the total to approximately 3,100 as of August 3, 2015.

●	Total liquidity position of $82.0 million – cash, policy benefit receivables plus senior lending facility surplus – was available for life insurance policy acquisitions and premium payments as of June 30, 2015.

Q2 Results Call

The Company will host an informational call on Tuesday, August 11, 2015, at 5 p.m. EDT to discuss the quarterly results.

Date:	Tuesday, August 11, 2015
Time:	5 p.m. EDT
Dial In:	(844) 423-9895 (domestic) / (716) 247-5865 (international)
Passcode:	91904457
Webcast:	Q2 2015 GWG Holdings, Inc. Earnings Conference Call
Pre-Registration:	Please dial in at least 10 minutes in advance to register for the call.

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Three Months Ended June 30, 2015

Gross revenue for the quarter increased 56% versus the same period in 2014 to $8.6 million, a result driven by the recognition of $0.7 million gross policy benefits and $14.0 million of fair value gain in the quarter, which was related both to an increase in price competition experienced in the life insurance secondary market and the increase in the Company’s portfolio of life insurance policies net of maturities. Total expenses for the quarter ending June 30, 2015 were $12.0 million versus $9.4 million for the same period one year ago. The increase was driven by increased interest expense, continued investment in the Company’s marketing, branding and technology infrastructure as well as increased compensation and benefits costs related to the Company’s overall growth objectives.

Total net loss attributable to common shareholders was $1.9 million or $0.32 per both basic and fully diluted share, for the three months ended June 30, 2015, compared to a net loss of $2.7 million, or $0.59 per basic and fully diluted share, for the same period in 2014. The weighted average basic and fully diluted shares outstanding for the quarter was 5.9 million.

“All of the key drivers of long term growth – life insurance portfolio growth, expansion of direct policy origination, increased capital sources and awareness of the life settlement transaction among the senior population – were intact and evident in this quarter’s performance,” said William Acheson, GWG Holdings, Inc.’s Chief Financial Officer. “We continue to invest in high yield assets backed by investment-grade credits while providing owners of life insurance an unmatched value proposition, a true win-win.”

“We continue to make progress in positioning GWG as the premier provider of value-added products and services to the financial advisor community by developing a vertically integrated specialty finance company to address a growing opportunity in the life insurance secondary market,” said Jon Sabes, GWG Holdings, Inc.’s Chief Executive Officer. “We have made the investments and developed the strategies that enable consumers to recycle their unwanted life insurance into productive non-correlated investment assets. This unique business model provides seniors with valuable post-retirement financial solutions and investors with yield derived from assets whose performance is not tied to the stock market, commodities, or real estate. We are on the threshold of creating something great, which we expect will lead to explosive growth for the investors of GWGH.”

A Powerful Origination Model

“We have continued to sharpen our service offerings and marketing tools available to financial professionals who market our products and services, said Michael Freedman, President of GWG Holdings. “GWG’s Appointed Agent Program empowers financial professionals to bring the secondary market’s value proposition directly to consumers owning life insurance and we have made significant progress in our direct-to-consumer lead generation and origination protocols and practices. These key factors produce a powerful origination model that we believe will deliver consistent growth and value to all of our stakeholders.”

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Life Insurance Portfolio Highlights

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$806,274,000
Average face value per policy	$2,567,000
Average face value per insured life	$2,819,000
Average age of insured (yrs.) *	82.9
Average life expectancy estimate (yrs.) *	6.56
Total number of policies	314
Number of unique lives	286
Demographics	68% Males; 32% Females
Number of smokers	4
Largest policy as % of total portfolio	1.24%
Average policy as % of total portfolio	0.32%
Average Annual Premium as % of face value	3.34%

* Averages presented in the table are weighted averages.

Distribution of Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Distribution
90	94	$47,497,000	3.02	5.89%
85	89	236,573,000	4.83	29.34%
80	84	278,567,000	6.92	34.55%
75	79	190,793,000	8.30	23.67%
70	74	42,437,000	9.90	5.26%
66	69	10,407,000	7.07	1.29%
Total		$806,274,000	6.56	100.00%

Distribution of Policies by Current Age of Insured

Min Age	Max Age	Policies	Weighted Average Life Expectancy (yrs.)	Distribution
90	94	22	3.02	7.01%
85	89	99	4.83	31.53%
80	84	103	6.92	32.79%
75	79	61	8.30	19.43%
70	74	20	9.90	6.37%
66	69	9	7.07	2.87%
Total		314	6.56	100.00%

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Life Insurance Portfolio Cash Flow vs Premium Payments

Quarter End Date	Portfolio Face Amount	12-Month Trailing Benefits Collected	12-Month Trailing Premiums Paid	12-Month Trailing Benefits/Premium Coverage Ratio
March 31, 2012	$482,455,000	$4,203,000	$14,977,000	28.06%
June 30, 2012	489,255,000	8,703,000	15,412,000	56.47%
September 30, 2012	515,661,000	7,833,000	15,837,000	49.46%
December 31, 2012	572,245,000	7,350,000	16,597,000	44.28%
March 31, 2013	639,755,000	11,350,000	18,044,000	62.90%
June 30, 2013	650,655,000	13,450,000	19,182,000	70.11%
September 30, 2013	705,069,000	18,450,000	20,279,000	90.98%
December 31, 2013	740,648,000	16,600,000	21,733,000	76.38%
March 31, 2014	771,940,000	12,600,000	21,930,000	57.46%
June 30, 2014	784,652,000	6,300,000	22,598,000	27.88%
September 30, 2014	787,964,000	4,300,000	23,121,000	18.60%
December 31, 2014	779,099,000	18,050,000	23,265,000	77.58%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.23%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.55%

For the dates set above, the table illustrates the total face value of policy benefits owned, the trailing twelve months of life insurance policy benefits recognized and premiums paid on our portfolio. The trailing 12-month benefits/premium coverage ratio indicates the ratio of policy benefits recognized to premiums paid over the trailing 12-month period from our portfolio of life insurance policies.

About GWG Holdings, Inc.

GWG Holdings, Inc. (NASDAQ: GWGH) is a specialty finance company and leader in the life insurance secondary market. GWG, through its subsidiaries, purchases life insurance policies from seniors who no longer want, need or can afford their policies. Since 2006, GWG has purchased more than $1.7 billion in life insurance policy benefits and paid seniors over $291 million for their policies – approximately $274 million more than the surrender or lapse value offered by insurance carriers. GWG’s strategy is to originate and manage a diverse portfolio of life insurance policies that generate yields that exceed the costs to finance the policies (in aggregate). GWG finances the purchase and maintenance of a portfolio of policies primarily through a fixed income alternative investment product that is offered through independent broker-dealers and registered investment advisors nationwide. GWG’s goal is to generate financial returns for GWG’s investors and shareholders while providing valuable post-retirement financial solutions to seniors.

For more information about GWG, email info@gwglife.com or visit www.gwglife.com.

Contact

Rubenstein Associates

Stefan Prelog, Senior Vice President

Tel: (212) 843-8076

sprelog@rubenstein.com

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GWG Holdings, Inc.

Rose Reifsnyder, Director of Communications and Media Relations

Tel: (612) 746-0941

Email: rreifsnyder@gwglife.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance, our ability to avail ourselves of market opportunities, the efficacy of our business model, our ability to successfully execute on our business model and our understanding of the recognition of our investment product and service offerings to investors and insured persons, respectively. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission, specifically including our registration statement on Form S-1 filed on March 13, 2015 and May 5, 2015, and any amendments and post-effective amendments thereto. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$38,198,189	$30,662,704
Restricted cash	7,923,190	4,296,053
Policy benefits receivable	2,500,000	1,750,000
Investment in life settlements, at fair value	301,498,527	282,883,010
Other assets	6,623,561	3,478,762
TOTAL ASSETS	$356,743,467	$323,070,529

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Revolving credit facility	$65,011,048	$72,161,048
Series I Secured Notes payable	24,347,531	27,616,578
L Bonds	223,118,514	182,782,884
Interest payable	11,593,220	11,128,519
Accounts payable and accrued expenses	2,071,879	1,718,009
Deferred taxes, net	6,525,336	5,273,555
TOTAL LIABILITIES	332,667,528	300,680,593

STOCKHOLDERS’ EQUITY
CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,746,412 and 2,738,966; liquidation preference of $20,598,000 and $20,542,000, respectively)	20,559,823	20,527,866
COMMON STOCK
Common stock (par value $0.001: shares authorized 210,000,000; shares issued and outstanding is 5,933,041 and 5,870,193 on June 30, 2015 and December 31, 2014, respectively)	5,933	5,870
Additional paid-in capital	16,900,193	16,257,686
Accumulated deficit	(13,390,010)	(14,401,486)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	24,075,939	22,389,936

TOTAL LIABILITIES & EQUITY (DEFICIT)	$356,743,467	$323,070,529

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GWG HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
REVENUE
Gain on life settlements, net	$8,473,886	$5,484,889	$25,257,295	$11,001,094
Interest and other income	90,380	6,380	139,676	13,747
TOTAL REVENUE	8,564,266	5,491,269	25,396,971	11,014,841

EXPENSES
Employee compensation and benefits	2,144,725	1,178,819	3,872,642	2,147,564
Legal and professional fees	642,931	419,337	1,166,184	826,339
Interest expense	7,322,347	6,608,043	14,498,881	12,934,591
Other expenses	1,881,321	1,188,479	3,415,060	1,865,784
TOTAL EXPENSES	11,991,324	9,394,678	22,952,767	17,774,278

INCOME (LOSS) BEFORE INCOME TAXES	(3,427,058)	(3,903,409)	2,444,204	(6,759,437)
INCOME TAX EXPENSE (BENEFIT)	(1,176,643)	(1,316,712)	1,432,728	(2,271,570)

NET INCOME (LOSS)	$(2,250,415)	$(2,586,697)	$1,011,476	$(4,487,867)

(Income) loss attributable to preferred shareholders	344,847	(101,271)	698,003	(226,984)
INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,905,568)	$(2,687,968)	$1,709,478	$(4,714,851)
NET INCOME (LOSS) PER SHARE
Basic	$(0.32)	$(0.59)	$0.29	$(1.03)
Diluted	$(0.32)	$(0.59)	$0.21	$(1.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,876,618	4,562,000	5,873,423	4,562,000
Diluted	5,876,618	4,562,000	7,987,923	4,562,000

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